EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196013, 333-133597, 333-150741, 333-166975 and 333-179643) of Barnes Group Inc. of our report dated February 23, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Hartford, Connecticut
February 23, 2015